Exhibit 99.1
100 Park Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS
- Delivered Record Annual Operating Results, Including Small Shop Occupancy -
- Executed a Record $70 Million of New Lease ABR -

NEW YORK, FEBRUARY 9, 2026 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three and twelve months ended December 31, 2025. For the three months ended December 31, 2025 and 2024, net income attributable to Brixmor Property Group Inc. was $0.44 per diluted share and $0.27 per diluted share, respectively, and for the twelve months ended December 31, 2025 and 2024, net income attributable to Brixmor Property Group Inc. was $1.25 per diluted share and $1.11 per diluted share, respectively.

Key highlights for the three months ended December 31, 2025 include:
•Executed 1.5 million square feet of new and renewal leases, with rent spreads on comparable space of 24.2%, including 0.9 million square feet of new leases, with rent spreads on comparable space of 34.7%
•Sequentially increased total leased occupancy to 95.1%, anchor leased occupancy to 96.6%, and small shop leased occupancy to a record 92.2%
◦Commenced $19.6 million of annualized base rent
◦Leased to billed occupancy spread totaled 350 basis points
◦Total signed but not yet commenced new lease population represented 2.7 million square feet and $62.3 million of annualized base rent
•Reported an increase in same property NOI of 6.0%, including a contribution from base rent of 360 basis points
•Reported Nareit FFO of $178.4 million, or $0.58 per diluted share
•Stabilized $92.0 million of reinvestment projects at an average incremental NOI yield of 9%, with the in process reinvestment pipeline totaling $336.4 million at an expected average incremental NOI yield of 10%
•Completed $190.7 million of acquisitions and $170.2 million of dispositions
•Renewed the Company's $400.0 million share repurchase program and $400.0 million at-the-market (“ATM”) equity offering program

Key highlights for the twelve months ended December 31, 2025 include:
•Executed 6.0 million square feet of new and renewal leases, with rent spreads on comparable space of 21.7%, including 3.0 million square feet of new leases, with rent spreads on comparable space of 38.7%
•Reported an increase in same property NOI of 4.2%, including a contribution from base rent of 360 basis points
•Reported Nareit FFO of $693.3 million, or $2.25 per diluted share
•Stabilized $183.3 million of reinvestment projects at an average incremental NOI yield of 10%
•Completed $416.8 million of acquisitions and $296.5 million of dispositions
•Issued $800.0 million aggregate principal amount of Senior Notes
•Amended and restated the Company's $1.75 billion unsecured credit facilities on April 24, 2025, extending the maturities and lowering pricing
•Published the Company's annual Corporate Responsibility Report on June 12, 2025
i

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•Appointed Brian T. Finnegan to Chief Executive Officer effective January 1, 2026, following the announced retirement of James M. Taylor Jr., the Company's former Chief Executive Officer; Mr. Finnegan also replaced Mr. Taylor on the Company's Board of Directors and retained the title of President

Subsequent events:
•Provided 2026 Nareit FFO per diluted share expectations of $2.33 - $2.37 and same property NOI growth expectations of 4.50% - 5.50%
•Completed $35.9 million of dispositions

“2025 was another exceptional year for the Brixmor team as we capitalized on demand from best-in-class tenants across a range of thriving retail categories to continue to drive growth and value for our stakeholders," commented Brian T. Finnegan, Chief Executive Officer and President. "Our solid execution across the Company, including the largest sequential occupancy gain in the Company’s history to end the year, has us well positioned to accelerate our business plan to deliver growth in 2026 and beyond."

FINANCIAL HIGHLIGHTS
Net Income Attributable to Brixmor Property Group Inc.
•For the three months ended December 31, 2025 and 2024, net income attributable to Brixmor Property Group Inc. was $137.1 million, or $0.44 per diluted share, and $83.4 million, or $0.27 per diluted share, respectively.
•For the twelve months ended December 31, 2025 and 2024, net income attributable to Brixmor Property Group Inc. was $386.2 million, or $1.25 per diluted share, and $339.3 million, or $1.11 per diluted share, respectively.

Nareit FFO
•For the three months ended December 31, 2025 and 2024, Nareit FFO was $178.4 million, or $0.58 per diluted share, and $161.4 million, or $0.53 per diluted share, respectively. Results for the three months ended December 31, 2025 and 2024 include items that impact FFO comparability, including transaction expenses, net, of $(0.0) million, or $(0.00) per diluted share, and $(0.7) million, or $(0.00) per diluted share, respectively.
•For the twelve months ended December 31, 2025 and 2024, Nareit FFO was $693.3 million, or $2.25 per diluted share, and $647.9 million, or $2.13 per diluted share, respectively. Results for the twelve months ended December 31, 2025 and 2024 include items that impact FFO comparability, including gain (loss) on extinguishment of debt, net and transaction expenses, net, of $(0.4) million, or $(0.00) per diluted share, and $(0.3) million, or $(0.00) per diluted share, respectively.

Same Property NOI Performance
•For the three months ended December 31, 2025, the Company reported an increase in same property NOI of 6.0% versus the comparable 2024 period.
•For the twelve months ended December 31, 2025, the Company reported an increase in same property NOI of 4.2% versus the comparable 2024 period.

Dividend
•The Company’s Board of Directors declared a quarterly cash dividend of $0.3075 per common share (equivalent to $1.23 per annum). The dividend is payable on April 15, 2026 to stockholders of record on April 2, 2026.

100 Park Avenue : New York, NY 10017 : 800.468.7526

PORTFOLIO AND INVESTMENT ACTIVITY
Value Enhancing Reinvestment Opportunities
•During the three months ended December 31, 2025, the Company stabilized nine value enhancing reinvestment projects with a total aggregate net cost of approximately $92.0 million at an average incremental NOI yield of 9% and added eight new reinvestment projects to its in process pipeline. Projects added include six anchor space repositioning projects, one outparcel development project, and one redevelopment project, with a total aggregate net estimated cost of approximately $56.1 million at an expected average incremental NOI yield of 11%.
•At December 31, 2025, the value enhancing reinvestment in process pipeline was comprised of 33 projects with an aggregate net estimated cost of approximately $336.4 million at an expected average incremental NOI yield of 10%. The in process pipeline includes 14 anchor space repositioning projects with an aggregate net estimated cost of approximately $63.9 million at an expected incremental NOI yield of 7% - 14%; six outparcel development projects with an aggregate net estimated cost of approximately $16.8 million at an expected average incremental NOI yield of 12%; and 13 redevelopment projects with an aggregate net estimated cost of approximately $255.8 million at an expected average incremental NOI yield of 10%.
•An in-depth review of a redevelopment project which highlights the Company's reinvestment capabilities, Barn Plaza (Philadelphia-Camden-Wilmington, PA-NJ-DE-MD CBSA), can be found at this link: https://www.brixmor.com/blog/barn-plaza-anchor-moves.
•Follow Brixmor on LinkedIn for video updates on reinvestment projects at https://www.linkedin.com/company/brixmor.

Acquisitions
•As previously announced, during the three months ended December 31, 2025, the Company acquired two shopping centers and one land parcel at an existing property for a combined purchase price of $190.7 million, including:
◦Chino Spectrum Towne Center, a 461,246 square foot grocery-anchored regional center located in the dense, high-income market of Chino Hills, California, less than 35 minutes east of Los Angeles, for $138.0 million.
◦Broomfield Town Centre, a 175,368 square foot grocery-anchored community shopping center located in the high-income Denver suburb of Broomfield, Colorado for $51.2 million.
•As previously announced, during the twelve months ended December 31, 2025, the Company acquired three shopping centers and two land parcels at existing properties for a combined purchase price of $416.8 million.

Dispositions
•As previously announced, during the three months ended December 31, 2025, the Company generated $170.2 million of gross proceeds on the disposition of eight shopping centers, as well as two partial properties.
•As previously announced, during the twelve months ended December 31, 2025, the Company generated $296.5 million of gross proceeds on the disposition of 18 shopping centers, as well as six partial properties.
•Subsequent to December 31, 2025, the Company generated approximately $35.9 million of proceeds on the disposition of two shopping centers.

CAPITAL STRUCTURE
•On October 28, 2025, the Company renewed its $400.0 million share repurchase program and its $400.0 million ATM equity offering program, which together will continue to provide Brixmor with maximum flexibility to capitalize on a wide range of potential capital markets environments and support the long-term execution of its business plan.
•During the twelve months ended December 31, 2025, the Company's Operating Partnership, Brixmor Operating Partnership LP (the “Operating Partnership”), issued $800.0 million aggregate principal amount of Senior Notes.

100 Park Avenue : New York, NY 10017 : 800.468.7526

•On April 24, 2025, the Operating Partnership amended and restated its $1.25 billion revolving credit facility and $500.0 million term loan facility. The restated unsecured credit facilities extend the maturity of the revolving credit facility to April 2029, extend the maturity of the term loan facility to April 2030, and improve the pricing of the unsecured credit facilities.
•At December 31, 2025, the Company had $1.6 billion in liquidity.
•At December 31, 2025, the Company's net principal debt to adjusted EBITDA, current quarter annualized was 5.4x and net principal debt to adjusted EBITDA, trailing twelve months was 5.6x.

GUIDANCE
•The Company expects 2026 NAREIT FFO per diluted share of $2.33 - $2.37 and same property NOI growth of 4.50% - 5.50%.
◦Revenues deemed uncollectible is expected to total 75 - 100 bps of total expected revenues in 2026.
◦2026 expectations do not include any items that impact FFO comparability, which include gain or loss on extinguishment of debt, net and transaction expenses, net, or any other one-time items.
•The following table provides a bridge from the Company's 2025 Nareit FFO per diluted share to the Company's 2026 expected Nareit FFO per diluted share:

	Low	High
2025 Nareit FFO per diluted share	$2.25	$2.25
Same property NOI growth	0.14	0.17
Interest expense	(0.03)	(0.03)
Lease termination fees	(0.03)	(0.03)
Non-cash GAAP rental adjustments [1]	(0.02)	(0.01)
Impact of transaction activity	0.01	0.01
General and administrative expense and other [2]	0.01	0.01
2026E Nareit FFO per diluted share	$2.33	$2.37
1.Includes straight-line rental income, net, accretion of below-market leases, net of amortization of above-market leases and tenant inducements, and straight-line ground rent expense.
2.Includes general and administrative expense, dividends and interest, non-real estate depreciation and amortization, and other income (expense).

•The following table provides a reconciliation of the range of the Company's 2026 estimated net income attributable to Brixmor Property Group Inc. to Nareit FFO:

(Unaudited, dollars in millions, except per share amounts)	2026E	2026E Per Diluted Share
Net income attributable to Brixmor Property Group Inc.	$299 - $312	$0.97 - $1.01
Depreciation and amortization related to real estate	418	1.36
Nareit FFO	$717 - $730	$2.33 - $2.37

CONNECT WITH BRIXMOR
•For additional information, please visit https://www.brixmor.com;
•Follow Brixmor on:
◦LinkedIn at https://www.linkedin.com/company/brixmor
◦Facebook at https://www.facebook.com/Brixmor
◦Instagram at https://www.instagram.com/brixmorpropertygroup; and
◦YouTube at https://www.youtube.com/user/Brixmor.

100 Park Avenue : New York, NY 10017 : 800.468.7526

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Tuesday, February 10, 2026 at 10:00 AM ET. To participate, please dial 877.704.4453 (domestic) or 201.389.0920 (international) within 15 minutes of the scheduled start of the call. The teleconference can also be accessed via a live webcast at https://www.brixmor.com in the Investors section. A replay of the teleconference will be available through February 24, 2026 by dialing 844.512.2921 (domestic) or 412.317.6671 (international) (Passcode: 13757055) or via the web through February 10, 2027 at https://www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at https://www.brixmor.com in the Investors section. These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526

NON-GAAP PERFORMANCE MEASURES
The Company presents the non-GAAP performance measures set forth below. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those calculated in accordance with GAAP. The Company’s computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of net income to these non-GAAP performance measures is presented in the attached tables.

Nareit FFO
Nareit FFO is a supplemental, non-GAAP performance measure utilized to evaluate the operating and financial performance of real estate companies. Nareit defines FFO as net income (calculated in accordance with GAAP) excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated joint ventures calculated to reflect FFO on the same basis. Considering the nature of its business as a real estate owner and operator, the Company believes that Nareit FFO is useful to investors in measuring its operating and financial performance because the definition excludes items included in net income (calculated in accordance with GAAP) that do not relate to or are not indicative of the Company’s operating and financial performance, such as depreciation and amortization related to real estate, and items which can make periodic and peer analyses of operating and financial performance more difficult, such as gains and losses from the sale of certain real estate assets and impairment write-downs of certain real estate assets.

Same Property NOI
Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. Same property NOI is calculated (using properties owned for the entirety of both periods and excluding properties under development and completed new development properties that have been stabilized for less than one year) as total property revenues (base rent, expense reimbursements, adjustments for revenues deemed uncollectible, ancillary and other rental income, percentage rents, and other revenues) less direct property operating expenses (operating costs and real estate taxes). Same property NOI excludes (i) lease termination fees, (ii) straight-line rental income, net, (iii) accretion of below-market leases, net of amortization of above-market leases and tenant inducements, (iv) straight-line ground rent expense, net, (v) income or expense associated with the Company's captive insurance company, (vi) depreciation and amortization, (vii) impairment of real estate assets, (viii) general and administrative expense, and (ix) other income and expense (including
v

100 Park Avenue : New York, NY 10017 : 800.468.7526

interest expense and gain on sale of real estate assets). Considering the nature of its business as a real estate owner and operator, the Company believes that NOI is useful to investors in measuring the operating performance of its portfolio because the definition excludes various items included in net income that do not relate to, or are not indicative of, the operating performance of the Company’s properties, such as lease termination fees, straight-line rental income, net, income or expense associated with the Company’s captive insurance company, accretion of below-market leases, net of amortization of above-market leases and tenant inducements, straight-line ground rent expense, net, depreciation and amortization, impairment of real estate assets, general and administrative expense, and other income and expense (including interest expense and gain on sale of real estate assets). The Company believes that same property NOI is also useful to investors because it further eliminates disparities in NOI by only including NOI of properties owned for the entirety of both periods presented and excluding properties under development and completed new development properties that have been stabilized for less than one year and therefore provides a more consistent metric for comparing the operating performance of the Company's real estate between periods.

Net Principal Debt to Adjusted EBITDA, current quarter annualized & Net Principal Debt to Adjusted EBITDA, trailing twelve months
Net principal debt to adjusted EBITDA, current quarter annualized and net principal debt to adjusted EBITDA, trailing twelve months are supplemental non-GAAP measures utilized to evaluate the performance of real estate companies in relation to outstanding debt. Net principal debt is calculated as Debt obligations, net (calculated in accordance with GAAP) excluding net unamortized premium or discount and deferred financing fees less cash, cash equivalents, and restricted cash. Adjusted EBITDA is calculated as the sum of net income (calculated in accordance with GAAP) before non-controlling interests excluding (i) interest expense, (ii) federal and state taxes, (iii) depreciation and amortization, (iv) gains and losses from the sale of certain real estate assets, (v) gains and losses from change in control, (vi) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, (vii) gain (loss) on extinguishment of debt, net, and (viii) other items that the Company believes are not indicative of the Company's operating performance. Net principal debt to adjusted EBITDA, current quarter annualized and net principal debt to adjusted EBITDA, trailing twelve months are calculated as net principal debt divided by quarterly annualized adjusted EBITDA or trailing twelve month adjusted EBITDA, respectively. Considering the nature of its business as a real estate owner and operator, the Company believes that net principal debt to adjusted EBITDA, current quarter annualized and net principal debt to adjusted EBITDA, trailing twelve months are useful to investors in measuring its operating performance because they exclude items included in net income (calculated in accordance with GAAP) that do not relate to or are not indicative of the operating performance of the Company’s real estate, are widely known and understood measures of performance, independent of a company's capital structure and items which can make periodic and peer analyses of performance more difficult, and can provide investors with a more consistent basis by which to compare the Company with its peers.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) is a real estate investment trust (REIT) that owns and operates a high-quality, national portfolio of open-air shopping centers. Its 348 retail centers comprise approximately 63 million square feet of prime retail space in established trade areas. The Company strives to own and operate shopping centers that reflect Brixmor’s vision “to be the center of the communities we serve” and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a valued partner to a broad range of retailers, including The TJX Companies, The Kroger Co., Publix Super Markets and Ross Stores.

Brixmor announces material information to its investors in SEC filings and press releases and on public conference calls, webcasts and the “Investors” page of its website at https://www.brixmor.com. The Company also uses social media to communicate with its investors and the public, and the information Brixmor posts on social media may be deemed material information. Therefore, Brixmor encourages investors and others interested in the Company to review the information that it posts on its website and on its social media channels.

100 Park Avenue : New York, NY 10017 : 800.468.7526

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under the sections entitled “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2025, as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at https://www.sec.gov. These factors include (1) changes in national, regional, and local economies, due to global events such as international military conflicts, international trade disputes, a foreign debt crisis, foreign currency volatility, or due to domestic issues, such as government policies and regulations, tariffs, energy prices, market dynamics, general economic contractions, ongoing levels of inflation and interest rates, unemployment, or limited growth in consumer income or spending; (2) local real estate market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in our Portfolio (defined hereafter); (3) competition from other available properties and e-commerce; (4) disruption and/or consolidation in the retail sector, the financial stability of our tenants, and the overall financial condition of large retailing companies, including their ability to pay rent and/or expense reimbursements that are due to us; (5) in the case of percentage rents, the sales volumes of our tenants; (6) increases in property operating expenses, including common area expenses, utilities, insurance, and real estate taxes, which are relatively inflexible and generally do not decrease if revenue or occupancy decrease; (7) increases in the costs to repair, renovate, and re-lease space; (8) earthquakes, wildfires, tornadoes, hurricanes, damage from rising sea levels due to climate change, other natural disasters, epidemics and/or pandemics, civil unrest, terrorist acts, or acts of war, any of which may result in uninsured or underinsured losses; (9) changes in laws and governmental regulations, including those governing usage, zoning, the environment, privacy, data security, intellectual property rights, and taxes; and (10) risks related to cybersecurity incidents or other disruptions to information technology systems used by us, our tenants, or our vendors, which could compromise data or impair business operations. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our periodic filings. The forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except to the extent otherwise required by law.
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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	As of	As of
	12/31/25	12/31/24
Assets
Real estate
Land	$1,849,779	$1,834,814
Buildings and tenant improvements	9,296,849	8,895,571
Construction in progress	92,129	152,260
Lease intangibles	548,740	526,412
	11,787,497	11,409,057
Accumulated depreciation and amortization	(3,588,646)	(3,410,179)
Real estate, net	8,198,851	7,998,878
Cash and cash equivalents	334,422	377,616
Restricted cash	27,108	1,076
Marketable securities	21,283	20,301
Receivables, net, including straight-line rent receivables of $237,837 and $208,785, respectively	315,128	281,947
Deferred charges and prepaid expenses, net	169,326	167,080
Real estate assets held for sale	4,551	4,189
Other assets	62,468	57,827
Total assets	$9,133,137	$8,908,914

Liabilities
Debt obligations, net	$5,494,753	$5,339,751
Accounts payable, accrued expenses and other liabilities	628,328	585,241
Total liabilities	6,123,081	5,924,992

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
315,231,761 and 314,619,008 shares issued and 306,104,769 and 305,492,016
shares outstanding	3,061	3,055
Additional paid-in capital	3,437,853	3,431,043
Accumulated other comprehensive income	1,722	8,218
Distributions in excess of net income	(432,822)	(458,638)
Total stockholders' equity	3,009,814	2,983,678
Non-controlling interests	242	244
Total equity	3,010,056	2,983,922
Total liabilities and equity	$9,133,137	$8,908,914

vi

CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Twelve Months Ended
	12/31/25	12/31/24	12/31/25	12/31/24
Revenues
Rental income	$352,209	$328,356	$1,369,465	$1,283,421
Other revenues	1,541	86	2,132	1,633
Total revenues	353,750	328,442	1,371,597	1,285,054

Operating expenses
Operating costs	44,306	42,307	162,285	152,825
Real estate taxes	44,324	43,632	178,231	164,291
Depreciation and amortization	102,822	103,331	414,930	381,396
Impairment of real estate assets	4,386	—	20,461	11,143
General and administrative	28,631	27,933	112,669	116,363
Total operating expenses	224,469	217,203	888,576	826,018

Other income (expense)
Dividends and interest	3,649	4,978	7,736	20,776
Interest expense	(59,516)	(55,441)	(224,689)	(215,994)
Gain on sale of real estate assets	64,496	24,090	123,339	78,064
Gain (Loss) on extinguishment of debt, net	—	—	(296)	554
Other	(780)	(1,460)	(2,856)	(3,160)
Total other expense	7,849	(27,833)	(96,766)	(119,760)

Net income	137,130	83,406	386,255	339,276
Net income attributable to non-controlling interests	(5)	(2)	(27)	(2)
Net income attributable to Brixmor Property Group Inc.	$137,125	$83,404	$386,228	$339,274

Net income attributable to Brixmor Property Group Inc. per common share:
Basic	$0.45	$0.27	$1.26	$1.12
Diluted	$0.44	$0.27	$1.25	$1.11
Weighted average shares:
Basic	307,232	305,042	307,181	303,130
Diluted	307,933	306,052	307,866	304,038

vii

FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Twelve Months Ended
	12/31/25	12/31/24	12/31/25	12/31/24

Net income attributable to Brixmor Property Group Inc.	$137,125	$83,404	$386,228	$339,274
Depreciation and amortization related to real estate	101,413	102,125	409,947	375,511
Gain on sale of real estate assets	(64,496)	(24,090)	(123,339)	(78,064)
Impairment of real estate assets	4,386	—	20,461	11,143
Nareit FFO	$178,428	$161,439	$693,297	$647,864

Nareit FFO per diluted share	$0.58	$0.53	$2.25	$2.13
Weighted average diluted shares outstanding	307,933	306,052	307,866	304,038

Items that impact FFO comparability
Gain (Loss) on extinguishment of debt, net	$—	$—	$(296)	$554
Transaction expenses, net	(36)	(748)	(58)	(879)
Total items that impact FFO comparability	$(36)	$(748)	$(354)	$(325)
Items that impact FFO comparability, net per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Additional Disclosures
Straight-line rental income, net	$6,324	$7,198	$33,444	$30,867
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	2,747	3,327	14,560	8,562
Straight-line ground rent expense, net (1)	(158)	(87)	(591)	(68)

Dividends declared per share	$0.3075	$0.2875	$1.1700	$1.1050
Dividends declared	$94,127	$87,829	$358,126	$334,362
Dividend payout ratio (as % of Nareit FFO)	52.8%	54.4%	51.7%	51.6%

(1) Straight-line ground rent expense, net is included in Operating costs on the Consolidated Statements of Operations.

viii

SAME PROPERTY NOI ANALYSIS
Unaudited, dollars in thousands

	Three Months Ended			Twelve Months Ended
	12/31/25	12/31/24	Change	12/31/25	12/31/24	Change
Same Property NOI Analysis
Number of properties	337	337	—	332	332	—
Percent billed	91.7%	91.6%	0.1%	91.7%	91.5%	0.2%
Percent leased	95.3%	95.6%	(0.3)%	95.3%	95.6%	(0.3)%

Revenues
Base rent	$232,386	$224,505		$903,042	$871,807
Expense reimbursements	76,988	74,212		292,077	275,598
Revenues deemed uncollectible	(3,591)	(3,378)		(10,987)	(8,655)
Ancillary and other rental income / Other revenues	10,270	5,717		32,323	23,146
Percentage rents	1,411	1,867		8,978	9,534
	317,464	302,923	4.8%	1,225,433	1,171,430	4.6%
Operating expenses
Operating costs	(40,810)	(39,837)		(149,004)	(142,965)
Real estate taxes	(42,024)	(41,686)		(166,157)	(154,932)
	(82,834)	(81,523)	1.6%	(315,161)	(297,897)	5.8%
Same property NOI	$234,630	$221,400	6.0%	$910,272	$873,533	4.2%

NOI margin	73.9%	73.1%		74.3%	74.6%
Expense recovery ratio	92.9%	91.0%		92.7%	92.5%

Percent Contribution to Same Property NOI Performance:
	Change	Percent Contribution		Change	Percent Contribution
Base rent	$7,881	3.6%		$31,235	3.6%
Revenues deemed uncollectible	(213)	(0.1)%		(2,332)	(0.3)%
Net expense reimbursements	1,465	0.7%		(785)	(0.1)%
Ancillary and other rental income / Other revenues	4,553	2.0%		9,177	1.1%
Percentage rents	(456)	(0.2)%		(556)	(0.1)%
		6.0%			4.2%

Reconciliation of Net income attributable to Brixmor Property Group Inc. to Same Property NOI
Net income attributable to Brixmor Property Group Inc.	$137,125	$83,404		$386,228	$339,274
Adjustments:
Non-same property NOI	(12,251)	(9,607)		(58,007)	(51,436)
Lease termination fees	(9,326)	(1,058)		(15,389)	(3,608)
Straight-line rental income, net	(6,324)	(7,198)		(33,444)	(30,867)
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	(2,747)	(3,327)		(14,560)	(8,562)
Straight-line ground rent expense, net	158	87		591	68
Depreciation and amortization	102,822	103,331		414,930	381,396
Impairment of real estate assets	4,386	—		20,461	11,143
General and administrative	28,631	27,933		112,669	116,363
Total other expense	(7,849)	27,833		96,766	119,760
Net income attributable to non-controlling interests	5	2		27	2
Same property NOI	$234,630	$221,400		$910,272	$873,533

ix

EBITDA & RECONCILIATION OF DEBT OBLIGATIONS, NET TO NET PRINCIPAL DEBT
Unaudited, dollars in thousands

	Three Months Ended		Twelve Months Ended
	12/31/25	12/31/24	12/31/25	12/31/24

Net income	$137,130	$83,406	$386,255	$339,276
Interest expense	59,516	55,441	224,689	215,994
Federal and state taxes	652	758	2,765	2,740
Depreciation and amortization	102,822	103,331	414,930	381,396
EBITDA	300,120	242,936	1,028,639	939,406
Gain on sale of real estate assets	(64,496)	(24,090)	(123,339)	(78,064)
Impairment of real estate assets	4,386	—	20,461	11,143
EBITDAre	$240,010	$218,846	$925,761	$872,485

EBITDAre	$240,010	$218,846	$925,761	$872,485
(Gain) Loss on extinguishment of debt, net	—	—	296	(554)
Transaction expenses, net	36	748	58	879
Total adjustments	36	748	354	325
Adjusted EBITDA	$240,046	$219,594	$926,115	$872,810

Adjusted EBITDA	$240,046	$219,594	$926,115	$872,810
Straight-line rental income, net	(6,324)	(7,198)	(33,444)	(30,867)
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	(2,747)	(3,327)	(14,560)	(8,562)
Straight-line ground rent expense, net (1)	158	87	591	68
Total adjustments	(8,913)	(10,438)	(47,413)	(39,361)
Cash Adjusted EBITDA	$231,133	$209,156	$878,702	$833,449

(1) Straight-line ground rent expense, net is included in Operating costs on the Consolidated Statements of Operations.

Reconciliation of Debt Obligations, Net to Net Principal Debt
	As of
	12/31/25
Debt obligations, net	$5,494,753
Less: Net unamortized premium	(10,277)
Add: Deferred financing fees	33,977
Less: Cash, cash equivalents and restricted cash	(361,530)
Net Principal Debt	$5,156,923

Adjusted EBITDA, current quarter annualized	$960,184
Net Principal Debt to Adjusted EBITDA, current quarter annualized	5.4x

Adjusted EBITDA, trailing twelve months	$926,115
Net Principal Debt to Adjusted EBITDA, trailing twelve months	5.6x

x